UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 3, 2006




                              PIER 1 IMPORTS, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                       1-7832                 75-1729843
-------------------------------       ------------        ----------------------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)       File Number)        Identification Number)




                    100 Pier 1 Place, Fort Worth, Texas 76102
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          (Address of principal executive offices, including zip code)


                                  817-252-8000
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              (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     The information contained in this Item is being furnished pursuant to "Item
     2.02 Results of Operations and Financial Condition". The information in this Item on Form 8-K and exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

     On April 6, 2006, Pier 1 Imports, Inc. (the "Company") issued a press release announcing the Company's financial results for the fourth quarter and fiscal year ended February 25, 2006. A copy of this press release is attached hereto as Exhibit 99.1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     Based upon a December 2005 Securities and Exchange Commission staff member's speech at a national accounting conference regarding cash flow presentation issues, the Company reevaluated its classification within the consolidated statements of cash flows of cash received from its retained interest in the securitized proprietary credit card receivables. Based on this reevaluation, management determined that the classification related to the line item "Beneficial interest in securitized receivables" netted within the investing section of the consolidated statements of cash flows was not in compliance with U.S. generally accepted accounting principles ("GAAP"). The Company had not appropriately reflected the exchange of its proprietary credit card receivables for its retained interest in the securitized receivables as a non-monetary transaction. As a result, both cash provided by operating activities and cash used in investing activities were overstated in the consolidated statements of cash flows in each of the three years ended February 26, 2005 and the fiscal 2006 quarterly periods. Management expects to file its Form 10-K for the year ended February 25, 2006 during April of 2006, which will include restated consolidated statements of cash flows for the years ended February 26, 2005 and February 28, 2004 to reflect this reclassification. Until this restatement occurs, prior period financial statements cannot be relied upon. Additionally, the Company will restate its fiscal 2006 quarterly financial statements as presented in its fiscal 2006 quarterly filings on Form 10-Q on a prospective basis in its fiscal 2007 filings on Form 10-Q.

     On April 3, 2006, management recommended to the Audit Committee of the Board of Directors that the consolidated statements of cash flows for the periods described above should be restated to reflect the reclassification. The Audit Committee agreed with management's recommendation, and the Company has discussed these matters with its independent registered public accounting firm.

     As a result of the  restatement,  operating  cash flow  decreased  by $91.1 million and $83.9 million and investing cash flow increased by $91.1 million and $83.9 million for the years ended February 26, 2005 and February 28, 2004, respectively. These restatements are disclosed in the press release and the accompanying financial statements attached hereto as
     Exhibit 99.1.

Item 8.01 Other Events

     On April 3, 2006, the Company and certain of its subsidiaries entered into a Waiver to the Credit Agreement dated as of November 22, 2005, among Pier 1 Imports (U.S.), Inc., Pier 1 Kids, Inc., the lenders named therein, Bank of America, N.A., as administrative agent and collateral agent, Wells Fargo Retail Finance, LLC and Wachovia Bank, National Association, as co-syndication agents, and HSBC Bank USA, NA and JPMorgan Chase Bank, N.A., as co-documentation agents, and Bank of America Securities LLC, as arranger (the "Credit Agreement"). The Required Lenders, as defined in the Credit Agreement, waived any default or event of default under specified sections of the Credit Agreement as a result of the consolidated statements of cash flows of the Company not being classified in compliance with GAAP on financial statements delivered prior to the date of the waiver.

     A copy of the waiver is  included  as Exhibit  99.2 to this  Report on Form
     8-K.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

        Exhibit No.     Description

        99.1 Press release dated April 6, 2006 containing financial results for the fourth quarter and fiscal year ended February 25, 2006.

        99.2            Waiver agreement dated April 3, 2006.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PIER 1 IMPORTS, INC.

Date:   April 6, 2006              By:  /s/ Michael A. Carter
      ----------------                  ----------------------------------------
                                        Michael A. Carter, Senior Vice President
                                        and General Counsel, Secretary

                                  EXHIBIT INDEX
                                  -------------


          Exhibit No.   Description

          99.1 Press release dated April 6, 2006 containing the financial results for the fourth quarter and fiscal year ended February 25, 2006.

          99.2          Waiver agreement dated April 3, 2006.